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                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              GOODRICH CORPORATION

                            UNDER SECTION 807 OF THE

                            BUSINESS CORPORATION LAW

                                          FILED BY:

                                          KENNETH L. WAGNER
                                          SENIOR COUNSEL AND ASSISTANT SECRETARY
                                          GOODRICH CORPORATION
                                          FOUR COLISEUM CENTRE
                                          2730 WEST TYVOLA ROAD
                                          CHARLOTTE, NORTH CAROLINA 28217

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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              GOODRICH CORPORATION

                            UNDER SECTION 807 OF THE

                            BUSINESS CORPORATION LAW

         Marshall O. Larsen, the Chairman, President and Chief Executive Officer, and Alexander C. Schoch, the Secretary, of Goodrich Corporation, hereby certify:

         1.       The name of the corporation is Goodrich Corporation (the
"Company").

         2. The Certificate of Incorporation of the Company was filed by the Department of State on May 2, 1912, under the original name of the Company, which was "The B.F. Goodrich Company."

         3. The Certificate of Incorporation of the Company, as amended, is further amended as follows:

                  (a) To delete Article FOURTH, paragraph (a)6., relating to the shares of the Company's $7.85 Cumulative Preferred Stock, Series A ("Series A Stock"), which are no longer outstanding;

                  (b) To delete Article FOURTH, paragraph (a)7., relating to the shares of the Company's $.975 Cumulative Preferred Stock, Series B ("Series B Stock"), which are no longer outstanding;

                  (c) To delete Article FOURTH, paragraph (a)8., relating to the shares of the Company's $3.125 Cumulative Convertible Preferred Stock, Series C ("Series C Stock"), which are no longer outstanding;

                  (d) To delete Article FOURTH, paragraph (a)9., relating to the shares of the Company's $3.50 Cumulative Convertible Preferred Stock, Series D ("Series D Stock"), which are no longer outstanding;

                  (e) To delete Article FOURTH, paragraph (a)10., relating to the shares of the Company's Cumulative Participating Preferred Stock, Series E ("Series E Stock"), none of which have been issued and which are no longer utilized;

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                  (f) To amend Article FOURTH to add a new paragraph (a)6. that explains the deletion from Article FOURTH of the provisions thereof relating to the Series A Stock, Series B Stock, Series C Stock, Series D Stock and Series E Stock;

                  (g) To amend Article FOURTH to add a new paragraph (a)7. containing the provisions relating to the Company's Junior Participating Preferred Stock, Series F, that were added to the Certificate of Incorporation by a Certificate of Amendment filed July 31, 1997.

                  To effect the above described amendments, Article FOURTH is hereby amended to read as follows:

"FOURTH - The aggregate number of shares which the Company shall have authority to issue is 210,000,000, divided into 10,000,000 shares of Series Preferred Stock of the par value of $1 each (hereafter called "Series Preferred Stock"), and 200,000,000 shares of Common Stock of the par value of $5 each (hereafter called "Common Stock").

         A statement of the designations, preferences, privileges and voting powers of the shares of each class and the restrictions and qualifications thereof shall be as follows:

         (a)      Series Preferred Stock

         1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may be similar to or may differ from those of any other series. The Board of Directors of the Company is hereby expressly granted authority, subject to the provisions of this Article FOURTH, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Business Corporation Law, the number of shares in each such series of such class and all designations, relative rights, (including the right to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

                  (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

                  (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

                  (iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation,

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         plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

                  (iv) The right, if any, of holders of such series to convert the same into, or exchange the same for Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Company;

                  (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

                  (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Restated Certificate of Incorporation of the Company or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series for which there are shares then outstanding.

All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article FOURTH any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations (including, without limitations, the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to
(vii) inclusive above) which may be fixed by the Board of Directors pursuant to this paragraph 1.

         2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of the Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the Company legally available therefor.

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         All shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratable in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

         3. Voting Rights: Except as otherwise specifically provided herein or in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes; provided, however, that at any time when six (6) quarterly dividends on any one or more series of Series Preferred Stock entitled to receive cumulative dividends shall be in default, the holders of all such cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders for the election of directors, voting as a class, whether or not the holders thereof shall be entitled otherwise to vote by certificate filed pursuant to law, to the exclusion of the holders of Common Stock and the holders of any series of non-cumulative Series Preferred Stock to vote for and elect two members of the Board of Directors of the Company, and provided, further, that at any time when six (6) quarterly dividends on any one or more series of non-cumulative Series Preferred Stock shall be in default, the holders of all such non-cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders for the election of directors, voting as a class, whether or not the holders thereof shall be entitled otherwise to vote by certificate filed pursuant to law, to the exclusion of the holders of Common Stock and the holders of any series of cumulative Series Preferred Stock, to vote for and elect two members of the Board of Directors of the Company. All rights of all series of Series Preferred Stock to participate in the election of directors pursuant to this paragraph 3 shall continue in effect, in the case of all series of Series Preferred Stock entitled to receive cumulative dividends, until cumulative dividends have been paid in full or set apart for payment on each cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders, or in the case of all series of non-cumulative Series Preferred Stock, until non-cumulative dividends have been paid in full or set apart for payment for four consecutive quarterly dividend periods on each non-cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders. Directors elected by the holders of any one or more series of stock voting separately as a class, may be removed only by a majority vote of such series, voting separately as a class, so long as the voting power of such series shall continue. Subject to the voting rights, if any, of any other series of Series Preferred Stock, the holders of the Common Stock, voting as a class, to the exclusion of the holders of such series so entitled to vote for and elect members of the Board pursuant to this paragraph 3, shall be entitled to vote for and elect the balance of the Board of Directors.

         Each Stockholder entitled to vote at any particular time in accordance with the foregoing provisions shall not have more than one vote for each share of stock held of record by him at the time entitled to voting rights.

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         4.       Liquidation: In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which such series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full his share of such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the Company, the assets of the Company, or the proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the Company shall be divided and paid to the holders of the Common Stock.

         5. Redemption: In the event that the Series Preferred Stock of any one or more series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (a) of Article FOURTH herein, the Company, at the option of the Board of Directors, may redeem, at the time or times specified in the certificate filed pursuant to law with respect to any such series, all or any part of any such series of Series Preferred Stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, provided, however, that a notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be published once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York, and shall be mailed, addressed to the holders of record of the Series Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Company, not less than thirty (30) days nor more than ninety (90) days previous to the date fixed for redemption. If less than the whole amount of any outstanding series of Series Preferred Stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Company in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series Preferred Stock as stockholders in the Company, except the right to receive the redemption price upon surrender of the certificate representing the Series Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of Series Preferred Stock so called for redemption, if, before the redemption date, the Company shall deposit with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $25,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of Series Preferred Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of Series Preferred Stock, so called for redemption, shall cease and determine, except the right to receive, on and after the date of such deposit, the redemption price

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upon surrender of the certificates representing such shares of Series Preferred
Stock, so called for redemption, duly endorsed for transfer, if required, and except as might otherwise be provided in the certificate filed pursuant to law with respect to any such shares of Series Preferred Stock, so called for redemption. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the Company, after which the holders of such shares of Series Preferred Stock so called for redemption shall look only to the Company for payment of the redemption price. Notwithstanding the foregoing, no redemption of any shares of any series of Series Preferred Stock shall be made by the Company (1) which as of the date of mailing of the notice of such redemption would, if such date were the date fixed for redemption, reduce the net assets of the Company remaining after such redemption below the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of shares having rights senior or equal to the Series Preferred Stock in the assets of the Company upon liquidation, dissolution or winding up; or (2) unless all cumulative dividends for the current and all prior dividend periods have been declared and paid or declared and set apart for payment on all shares of the Company having a right to cumulative dividends.

         6.       Series Preferred Stock (Series A, B, C, D and E):

         This Article FOURTH has been amended to delete the provisions thereof relating to the $7.85 Cumulative Preferred Stock, Series A ("Series A Stock"), $.975 Cumulative Preferred Stock, Series B ("Series B Stock"), $3.125 Cumulative Convertible Preferred Stock, Series C ("Series C Stock"), $3.50 Cumulative Convertible Preferred Stock, Series D ("Series D Stock"), and Cumulative Participating Preferred Stock, Series E ("Series E Stock"), which are no longer outstanding or no longer utilized.

         Prior to the date hereof, 250,000 shares of Series A Stock, 372,838 shares of Series B Stock, 36,336 shares of Series C Stock and 1,742,499 shares of Series D Stock were redeemed. Pursuant to paragraph (c)1. of this Article FOURTH, these redeemed shares are deemed retired and extinguished and may not be reissued.

         7.       Junior Participating Preferred Stock, Series F:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series F" (the "Series F Preferred Stock") and the number of shares constituting the Series F Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series F Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series F Preferred Stock.

         Section 2. Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series F Preferred Stock with respect to

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dividends, the holders of shares of Series F Preferred Stock, in preference to the holders of Common Stock, par value $5 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series F Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series F Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Company shall declare a dividend or distribution on the Series F Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series F Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series F Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series F Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series F Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred

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Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series F Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series F Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series F Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series F Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series F Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series F Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, except dividends paid ratably on the Series F Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

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                  (iii) redeem or purchase or otherwise acquire for
         consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series F Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series F Preferred Stock, or any shares of stock ranking on a parity with the Series F Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series F Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock unless, prior thereto, the holders of shares of Series F Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series F Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, except distributions made ratably on the Series F Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common

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Stock, then in each such case the aggregate amount to which holders of shares of
Series F Preferred Stock were entitled immediately prior to such event under the provision in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series F Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series F Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series F Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series F Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock.

         Section 10. Amendment. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock, voting together as a single class.

         (b) Common Stock

         1. Issuance: From time to time Common Stock may be issued in such amounts and for such purposes as shall be determined by the Board of Directors.

         2. Dividends: Subject to all the rights of the Series Preferred Stock, such dividends, as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the surplus of the Company legally available for the payment of dividends. The Board of Directors shall, however, have power from time to time to fix and determine and to vary the amount of the working capital of the Company, and to direct and determine the use and disposition of any surplus of the Company.

         3. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

         4. Liquidation: Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having its principal office in the Borough of Manhattan, the City of New York, and having a capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Series Preferred Stock, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.

         (c) General Provisions

         1. Shares of Series Preferred Stock of the Company redeemed as hereinabove provided shall be deemed retired and extinguished and may not be reissued.

         2. A consolidation or merger of the Company with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Company shall not be deemed or construed to be a liquidation, dissolution or winding up of the Company within the meaning of this Article.

         3. No stockholder of the Company shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into any stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

         4        The Board of Directors may from time to time issue scrip in lieu of fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Company, but the Company shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form."

         *****

                  (h) To amend Article SEVENTH by deleting the reference in paragraph (b) thereof to the "Stock Corporation Law" and replacing it with "Business Corporation Law."

                  To effect the above described amendment, Article SEVENTH paragraph (b) is hereby amended to read as follows:

         "(b) Subject to the provisions of the aforesaid Business Corporation Law, to hold their meetings either within or without the State of New York, and to have one or more offices, and to keep the books of the Company (except the stock and transfer books and correct books of account of all its business and transactions) outside the State of New York, and at such place or places, as may from time to time be designated by them;"

                  (i) To amend Article EIGHTH to change the address of the agent for service of process.

         4. Prior to the date hereof, 250,000 shares of Series A Stock, 372,838 shares of Series B Stock, 36,336 shares of Series C Stock and 1,742,499 shares of Series D Stock were redeemed. Pursuant to paragraph (c)1. of Article FOURTH, these redeemed shares are deemed retired and extinguished and may not be reissued.

         5. The text of the Certificate of Incorporation, as amended is hereby restated as set forth herein in full:

         FIRST - The name of the corporation shall be Goodrich Corporation, hereinafter referred to as the "Company".

         SECOND - The location of its principal office in the State of New York shall be at the City of New York, in the Borough of Manhattan, in the County of New York, and State of New York.

         THIRD - The purpose for which the Company is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the Company is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

         FOURTH - The aggregate number of shares which the Company shall have authority to issue is 210,000,000, divided into 10,000,000 shares of Series Preferred Stock of the par value of $1 per share (hereafter called "Series Preferred Stock"), and 200,000,000 shares of Common Stock of the par value of $5 per share (hereafter called "Common Stock").

         A statement of the designations, preferences, privileges and voting powers of the shares of each class and the restrictions and qualifications thereof shall be as follows:

         (a) Series Preferred Stock

         1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may be similar to or may differ from those of any other series. The Board of Directors of the Company is hereby expressly granted authority, subject to the provisions of this Article FOURTH, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Business Corporation Law, the number of shares in each such series of such class and all designations, relative rights, (including the right to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, but without limiting the generality of the foregoing, the following:

                  (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

                  (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

                  (iii) Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

                  (iv) The right, if any, of holders of such series to convert the same into, or exchange the same for Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Company;

                  (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and in case additional voting powers are accorded to fix the extent thereof; and

                  (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Restated Certificate of Incorporation of the Company or with the resolution or resolutions adopted by the Board of Directors, as hereinabove provided, providing for the issue of any series for which there are shares then outstanding.

All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article FOURTH any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations (including, without limitations, the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to
(vii) inclusive above) which may be fixed by the Board of Directors pursuant to this paragraph 1.

         2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of the Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out of the assets or funds of the Company legally available therefor.

         All shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratable in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

         3. Voting Rights: Except as otherwise specifically provided herein or in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes; provided, however, that at any time when six (6) quarterly dividends on any one or more series of Series Preferred Stock entitled to receive cumulative dividends shall be in default, the holders of all such cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders for the election of directors, voting as a class, whether or not the holders thereof shall be entitled otherwise to vote by certificate filed pursuant to law, to the exclusion of the holders of Common Stock and the holders of any series of non-cumulative Series Preferred Stock to vote for and elect two members of the Board of Directors of the Company, and provided, further, that at any time when six (6) quarterly dividends on any one or more series of non-cumulative Series Preferred Stock shall be in default, the holders of all such non-cumulative series at the time or times outstanding as to which such default shall exist shall be entitled, at the next annual meeting of stockholders for the election of directors, voting as a class, whether or not the holders thereof shall be entitled otherwise to vote by certificate filed pursuant to law, to the exclusion of the holders of Common Stock and the holders of any series of cumulative Series Preferred Stock, to vote for and elect two members of the Board of Directors of the Company. All rights of all series of Series Preferred Stock to participate in the election of directors pursuant to this paragraph 3 shall continue in effect, in the case of all series of Series Preferred Stock entitled to receive cumulative dividends, until cumulative dividends have been paid in full or set apart for payment on each cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders, or in the case of all series of non-cumulative Series Preferred Stock, until non-cumulative dividends have been paid in full or set apart for payment for four consecutive quarterly dividend periods on each non-cumulative series which shall have been entitled to vote at the previous annual meeting of stockholders. Directors elected by the holders of any one or more series of stock voting separately as a class, may be removed only by a majority vote of such series, voting separately as a class, so long as the voting power of such series shall continue. Subject to the voting rights, if any, of any other series of Series Preferred Stock, the holders of the Common Stock, voting as a class, to the exclusion of the holders of such series so entitled to vote for and elect members of the Board pursuant to this paragraph 3, shall be entitled to vote for and elect the balance of the Board of Directors.

         Each Stockholder entitled to vote at any particular time in accordance with the foregoing provisions shall not have more than one vote for each share of stock held of record by him at the time entitled to voting rights.

         4. Liquidation: In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which such series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full his share of such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the Company, the assets of the Company, or the proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the Company shall be divided and paid to the holders of the Common Stock.

         5. Redemption: In the event that the Series Preferred Stock of any one or more series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (a) of Article FOURTH herein, the Company, at the option of the Board of Directors, may redeem, at the time or times specified in the certificate filed pursuant to law with respect to any such series, all or any part of any such series of Series Preferred Stock outstanding upon notice duly given as hereinafter specified, by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, provided, however, that a notice specifying the shares to be redeemed, and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be published once in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, the City of New York, and shall be mailed, addressed to the holders of record of the Series Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the Company, not less than thirty (30) days nor more than ninety (90) days previous to the date fixed for redemption. If less than the whole amount of any outstanding series of Series Preferred Stock is to be redeemed, the shares of such series to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Company in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series Preferred Stock as stockholders in the Company, except the right to receive the redemption price upon surrender of the certificate representing the Series Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and determine. With respect to any shares of Series Preferred Stock so called for redemption, if, before the redemption date, the Company shall deposit with a bank or trust company in the Borough of Manhattan, City of New York, having a capital and surplus of at least $25,000,000, funds necessary for such redemption, in trust, to be applied to the redemption of the shares of Series Preferred Stock so called for redemption, then from and after the date of such deposit, all rights of the holders of such shares of Series Preferred Stock, so called for redemption, shall cease and determine, except the right to receive, on and after the date of such deposit, the redemption price upon surrender of the certificates representing such shares of Series Preferred Stock, so called for redemption, duly endorsed for transfer, if required, and except as might otherwise be provided in the certificate filed pursuant to law with respect to any such shares of Series Preferred Stock, so called for redemption. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so deposited and unclaimed at the end of six (6) years from such redemption date shall be released or repaid to the Company, after which the holders of such shares of Series Preferred Stock so called for redemption shall look only to the Company for payment of the redemption price. Notwithstanding the foregoing, no redemption of any shares of any series of Series Preferred Stock shall be made by the Company (1) which as of the date of mailing of the notice of such redemption would, if such date were the date fixed for redemption, reduce the net assets of the Company remaining after such redemption below the aggregate amount payable upon voluntary or involuntary liquidation, dissolution or winding up to the holders of shares having rights senior or equal to the Series Preferred Stock in the assets of the Company upon liquidation, dissolution or winding up; or (2) unless all cumulative dividends for the current and all prior dividend periods have been declared and paid or declared and set apart for payment on all shares of the Company having a right to cumulative dividends.

         6.       Series Preferred Stock (Series A, B, C, D and E):

         This Article FOURTH has been amended to delete the provisions thereof relating to the $7.85 Cumulative Preferred Stock, Series A ("Series A Stock"), $.975 Cumulative Preferred Stock, Series B ("Series B Stock"), $3.125 Cumulative Convertible Preferred Stock, Series C ("Series C Stock"), $3.50 Cumulative Convertible Preferred Stock, Series D ("Series D Stock"), and Cumulative Participating Preferred Stock, Series E ("Series E Stock"), which are no longer outstanding or no longer utilized.

         Prior to the date hereof, 250,000 shares of Series A Stock, 372,838 shares of Series B Stock, 36,336 shares of Series C Stock and 1,742,499 shares of Series D Stock were redeemed. Pursuant to paragraph (c)1. of this Article FOURTH, these redeemed shares are deemed retired and extinguished and may not be reissued.

         7.       Junior Participating Preferred Stock, Series F:

         Section 1. Designation and Amount. The shares of such series shall be designated as "Junior Participating Preferred Stock, Series F" (the "Series F Preferred Stock") and the number of shares constituting the Series F Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series F Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series F Preferred Stock.

         Section 2. Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series F Preferred Stock with respect to dividends, the holders of shares of Series F Preferred Stock, in preference to the holders of Common Stock, par value $5 per share (the "Common Stock"), of the Company, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series F Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series F Preferred Stock. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Company shall declare a dividend or distribution on the Series F Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series F Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series F Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series F Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series F Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series F Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series F Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series F Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series F Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series F Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series F Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series F Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, except dividends paid ratably on the Series F Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series F Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series F Preferred Stock, or any shares of stock ranking on a parity with the Series F Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series F Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series F Preferred Stock unless, prior thereto, the holders of shares of Series F Preferred Stock shall have received $1000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series F Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series F Preferred Stock, except distributions made ratably on the Series F Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series F Preferred Stock were entitled immediately prior to such event under the provision in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series F Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series F Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. No Redemption. The shares of Series F Preferred Stock shall not be redeemable.

         Section 9. Rank. The Series F Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock.

         Section 10. Amendment. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series F Preferred Stock, voting together as a single class.

         (b) Common Stock

         1. Issuance: From time to time Common Stock may be issued in such amounts and for such purposes as shall be determined by the Board of Directors.

         2. Dividends: Subject to all the rights of the Series Preferred Stock, such dividends, as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of the surplus of the Company legally available for the payment of dividends. The Board of Directors shall, however, have power from time to time to fix and determine and to vary the amount of the working capital of the Company, and to direct and determine the use and disposition of any surplus of the Company.

         3. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

         4. Liquidation: Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which the holders of the Series Preferred Stock of each series shall be entitled shall have been deposited with a bank or trust company having its principal office in the Borough of Manhattan, the City of New York, and having a capital, surplus and undivided profits of at least Twenty-Five Million Dollars ($25,000,000) as a trust fund for the benefit of the holders of such Series Preferred Stock, the remaining net assets of the Company shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.

         (c) General Provisions

         1. Shares of Series Preferred Stock of the Company redeemed as hereinabove provided shall be deemed retired and extinguished and may not be reissued.

         2. A consolidation or merger of the Company with or into another corporation or corporations or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Company shall not be deemed or construed to be a liquidation, dissolution or winding up of the Company within the meaning of this Article.

         3. No stockholder of the Company shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into any stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

         4        The Board of Directors may from time to time issue scrip in lieu of fractional shares of stock. Such scrip shall not confer upon the holder any right to dividends or any voting or other rights of a stockholder of the Company, but the Company shall from time to time, within such time as the Board of Directors may determine or without limit of time if the Board of Directors so determines, issue one or more whole shares of stock upon the surrender of scrip for fractional shares aggregating the number of whole shares issuable in respect of the scrip so surrendered, provided that the scrip so surrendered shall be properly endorsed for transfer if in registered form.

         FIFTH - [Reserved]

         SIXTH -- The duration of the Company shall be perpetual.

         SEVENTH -- The directors shall have power, amongst other things:

         (a) From time to time, to determine whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any book or account or document of the Company except as conferred by the statutes of New York, or authorized by the directors;

         (b) Subject to the provisions of the aforesaid Business Corporation Law, to hold their meetings either within or without the State of New York, and to have one or more offices, and to keep the books of the Company (except the stock and transfer books and correct books of account of all its business and transactions) outside the State of New York, and at such place or places, as may from time to time be designated by them;

         (c) To provide by the By-Laws, or otherwise, for the selection, from among their own number, of an executive committee of such number as they may from time to time designate, and to delegate to such executive committee all or any of the powers of the Board of Directors, when the Board is not in session, provided that such delegation of power is not contrary to law;

         (d) To appoint such other standing committees as they may determine, with such powers as shall be conferred by them or as may be authorized by the By-Laws; and

         (e) to appoint or elect officers and assistant officers of the Company.

         EIGHTH -- The Secretary of State of the State of New York is designated as the agent of the Company upon whom process in any action or proceeding against it may be served within the State of New York. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Company which may be served upon him is c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011. The name and address of the registered agent which is to be the agent of the Company upon whom process against it may be served are, CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

         NINTH -- No contract or other transaction between the Company and any other corporation shall be affected by the fact that the directors of this Company are interested in or are directors or officers of such other corporation, and any director individually may be a party to or may be interested in any contract or transaction of this Company; and no contract or transaction of this Company with any person or persons, firm or association shall be affected by the fact that any director or directors of this Company is a party to or interested in such contract or transaction, or in any way connected with such person or persons, firm or association, provided that the interest in any such contract or other transaction of any such director shall be fully disclosed and that such contract or other transaction shall be authorized or ratified by the vote of a sufficient number of directors of the Company not so interested; and each and every person who may become a director of this Company is hereby relieved from any liability that might otherwise exist from contracting with the Company for the benefit of himself or any firm, association or corporation in which he may be in any wise interested.

         TENTH -- Subject always to the By-Laws made by the stockholders, the Board of Directors may make By-Laws, and, from time to time, may alter, amend or repeal any By-Laws; but any By-Laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting, or at any special meeting provided notice of such proposed alteration or repeal be included in the notice of meeting.

         ELEVENTH -- Transactions with Shareholders.

         A. Certain Purchases of Company Shares. Any direct or indirect purchase or other acquisition by the Company of any class of the Company's shares from any person or persons known by the Company to be an Interested Shareholder (as hereinafter defined) who has beneficially owned, directly or indirectly, any such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the approval of a majority of the non-officer-directors of the Company and the affirmative vote, to be solicited at the expense of such Interested Shareholder, of not less than a majority of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or any other provision of this Certificate of Incorporation or the By-Laws of this Company or otherwise. Notwithstanding the foregoing, no such affirmative vote shall be required with respect to:

                  (a) any offer to purchase made by the Company which is made on the same terms and conditions to holders of all shares of the same class of the Company,

                  (b) any purchase by the Company of its shares at a price no higher than the higher of (i) the Closing Price (as hereinafter defined) on the last trading date immediately preceding the earlier of public disclosure of the repurchase or the signing of a definitive repurchase agreement and (ii) the average Closing Price during the 20 trading days immediately preceding the date of such disclosure or agreement.

         The term "Closing Price" on the day in question means the closing sale price on such day of a share of the Company's stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if the stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if the stock is not listed on such Exchange, on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934 in which the stock is listed, or if the stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of the stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the market value of the stock as determined in good faith by a majority of the non-officer-directors of the Company present at a meeting of the Board of Directors at which a quorum is present.

         B. Business Combinations with Substantial Shareholders. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Company, and except as otherwise expressly provided in Section C of this Article ELEVENTH, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or any other provision of this Certificate of Incorporation or the By-Laws of this Company or otherwise.

         C. When Higher Vote is Not Required. The provisions of Section B of this Article ELEVENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-Laws of this Company, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met:

         1. Approval by Disinterested Directors. The Business Combination shall have been recommended by a majority (whether such recommendation is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Substantial Shareholder [as hereinafter defined] to become a Substantial Shareholder) of the Disinterested Directors (as hereinafter defined) present at a meeting of the Board of Directors at which a quorum is present.

         2. Price and Procedure Requirements. All of the following conditions shall have been met:

                  a. The aggregate amount of cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i) and (ii) below:

                           (i) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Substantial Shareholder for any shares of Common Stock in connection with (A) the acquisition by the Substantial Shareholder of beneficial ownership of shares of Common Stock within the period beginning two years immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") and terminating on the Consummation Date, or (B) in the transaction in which it became a Substantial Shareholder, whichever is higher; and

                           (ii) the Fair Market Value per share of Common Stock
                  on the Announcement Date or on the date on which the Substantial Shareholder became a Substantial Shareholder (such latter date the "Determination Date"), whichever is higher.

                  b. The aggregate amount of cash, plus the Fair Market Value as of the Consummation Date of consideration other than cash, to be received per share by holders of shares of any class or series of outstanding Preferred Stock, shall be at least equal to the highest amount determined under clauses (i), (ii) and (iii) below);

                           (i) (if applicable) the highest per share price
                  (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Substantial Shareholder for any share of such class or series of Preferred Stock in connection with the acquisition by the Substantial Shareholder of beneficial ownership of shares of such class or series of Preferred Stock within the period beginning two years immediately prior to the Announcement Date and terminating on the Consummation Date, or in the transaction in which it became a Substantial Shareholder, whichever is higher;

                           (ii) the Fair Market Value per share of such
                  Preferred Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                           (iii) (if applicable) the highest preferential amount
                  per share to which the holders of shares of such class or series of Preferred Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

                  Company, regardless of whether the Business Combination to be consummated constitutes such an event.

                  The provisions of Paragraphs C.2.a. and C.2.b. shall be required to be met with respect to every class or series of outstanding shares, whether or not the Substantial Shareholder has previously acquired beneficial ownership of any shares of a particular class or series.

                  c. The consideration to be received by holders of a particular class or series of outstanding shares shall be in cash or in the same form and in the same relative proportion as previously has been paid by or on behalf of the Substantial Shareholder or any person referred to in Paragraph 6 of Section D of this Article ELEVENTH in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series.

                  If the consideration so paid for shares of any class or series varied as to form, the form of consideration for such class or series of shares shall be either cash or the form and in the same relative proportion used to acquire beneficial ownership of the largest number of shares of such class or series previously acquired by the Substantial Shareholder or any person referred to in Paragraph 6 of Section D of this Article ELEVENTH. The price determined in accordance with Paragraphs C.2.a. and C.2.b. shall be subject to appropriate adjustment in the event of any stock dividend, stock split, reclassification of shares or similar event.

                  d. After such Substantial Shareholder has become a Substantial Shareholder and prior to the consummation of such Business Combination:

                           (i) except as recommended by a majority of the
                  Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Preferred Stock;

                           (ii) there shall have been no reduction in the annual
                  rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as recommended by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present;

                           (iii) there shall have been an increase in the annual
                  rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is recommended by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present.

                  e. After such Substantial Shareholder has become a Substantial Shareholder, such Substantial Shareholder shall not have received the benefit, directly or indirectly (except as employee benefits or proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company, whether in anticipation of or in connection with such Business Combination or otherwise.

                  f. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Company at least 30 days prior to the consummation of such business combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Disinterested Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Disinterested Directors, the opinion of an investment banking firm selected by a majority of such Disinterested Directors as to the fairness (or lack of fairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares other than the Substantial Shareholder and its Affiliates or Associates (both terms as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Company.

                  g. Such Substantial Shareholder shall not have made any material change in the Company's business or equity capital structure without the recommendation of a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present.

         D. Certain Definitions. For the purposes of this Article ELEVENTH:

         1. The term "Business Combination" shall mean:

                  a. any merger or consolidation of the Company or any Subsidiary (as hereinafter defined) with (i) any Substantial Shareholder or (ii) any other corporation (whether or not itself a Substantial Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of a Substantial Shareholder; or

                  b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Shareholder or any Affiliate or Associate of any Substantial Shareholder involving any assets or securities of the Company or any Subsidiary having an aggregate Fair Market Value of $25,000,000 or more; or

                  c. the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Substantial Shareholder or any Affiliate or Associate of any Substantial Shareholder; or

                  d. any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving a Substantial Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series, or any securities convertible into shares or into equity securities of any Subsidiary, that is beneficially owned by any Substantial Shareholder or any Affiliate or Associate of any Substantial Shareholder; or

                  e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

         2. The term "Voting Stock" shall mean all shares issued from time to time under Article FOURTH of this Certificate of Incorporation and which by its terms may be voted generally in the election of directors of the Company (it being understood that each share of Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH).

         3. The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of shares.

         4. The term "Interested Shareholder" shall mean any person (other than the Company or any Subsidiary) who or which:

                  (a) is the beneficial owner (as hereinafter defined), directly or indirectly, in the aggregate of three percent (3%) or more of the class of securities to be acquired; or

                  (b) is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, in the aggregate of three percent (3%) or more of the class of securities to be acquired; or

                  (c) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

         5. The term "Substantial Shareholder" shall mean any person (other than the Company or any Subsidiary) who or which:

                  (a) is the beneficial owner, directly or indirectly, in the aggregate of more than twenty percent (20%) of the voting power of the outstanding Voting Stock; or

                  (b) is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, in the aggregate of twenty percent (20%) or more of the voting power of the then outstanding Voting Stock; or

                  (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Substantial Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         6.       A person shall be a "beneficial owner" of any Voting Stock:

                  (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (b) which such person or any of its Affiliates or Associates has

                           (i) the right to acquire (whether such right is
                  exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or

                           (ii) the right to vote pursuant to any agreement,
                  arrangement or understanding; or

                  (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         7. For the purposes of determining whether a person is an Interested Shareholder pursuant to Paragraph 4 of this Section D, or a Substantial Shareholder pursuant to Paragraph 5 of this Section D, the number of shares of Voting Stock deemed to be outstanding shall include all shares deemed owned by such person through application of Paragraph 6 of this Section D but shall not include any other shares of Voting Stock which may be issuable to others pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         8. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 1, 1985.

         9. The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company; provided, however, that for the purposes of the definition of a Substantial Shareholder set forth in Paragraph 5 of this Section D, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Company.

         10. The term "Disinterested Director" means any member of the Board of Directors of the Company who is unaffiliated with the Substantial Shareholder and was a member of the Board of Directors prior to the time that the Substantial Shareholder became a Substantial Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Substantial Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

         11.      The term "Fair Market Value" means:

                  (a) in the case of cash, the amount of such cash;

                  (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present; and

                  (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present.

         12. In the event of any Business Combination in which the Company survives, the phrase "consideration other than cash to be received" as used in Paragraphs 2.a. and 2.b. of Section C of this Article ELEVENTH shall include the shares of Common Stock and/or the shares of any other class of series of shares retained by the holders of such shares.

         E. Powers of the Board of Directors. A majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present shall have the power and duty to determine for the purposes of this Article ELEVENTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder or a Substantial Shareholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) the length of time such shares are beneficially owned by any person,
(d) whether a person is an Affiliate or Associate of another, (e) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more, and (f) such other matters with respect to which a determination or interpretation is required under this Article ELEVENTH.

         F. No Effect on Fiduciary Obligation of Interested Shareholder or Substantial Shareholder. Nothing contained in this Article ELEVENTH shall be construed to relieve any Interested Shareholder or Substantial Shareholder from any fiduciary obligation imposed by law.

         G. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of this Company or otherwise), the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article ELEVENTH; provided, however, that this Section G shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption recommendation by a majority of the Disinterested Directors present at a meeting of the Board of Directors at which a quorum is present.

         TWELFTH -- No member of the Board of Directors shall have any personal liability to the Company or its shareholders for damages for any breach of duty in such capacity, provided that this Article shall not eliminate or limit:

                  (i) the liability of any Director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated section 719 of the Business Corporation Law; or

                  (ii) the liability of any Director for any act or omission prior to the adoption of this Article.

         Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any act or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                    * * * * *

         5. This amendment and restatement of the Certificate of Incorporation of the Company was authorized by the unanimous vote of the Board of Directors of the Company at a meeting duly called and held, a quorum being present, on February 19, 2001 and by a vote of the holders of a majority of the outstanding shares of the Company's Common Stock at a meeting duly called and held, a quorum being present, on April 17, 2001.

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

         IN WITNESS WHEREOF, we have signed this certificate on the 22nd day of October, 2003.

                                             GOODRICH CORPORATION

                                                 /s/ Marshall O. Larsen

                                                     Marshall O. Larsen
                                              Chairman, President and
                                                Chief Executive Officer

                                                 /s/ Alexander C. Schoch

                                                     Alexander C. Schoch
                                              Vice President, Associate General
                                                  Counsel and Secretary

                                       33